Exhibit 99.1

For immediate release	For More Information:
F. Scott Dueser, Chairman, President & CEO
325.627.7155
FIRST FINANCIAL BANKSHARES ANNOUNCES THREE-FOR-TWO STOCK
SPLIT AND CASH DIVIDEND AT ANNUAL MEETING
ABILENE, Texas, April 26, 2011 — In connection with the 2011 Annual Shareholders’ Meeting, the Board of Directors of First Financial Bankshares, Inc. (NASDAQ: FFIN) today declared a three-for-two stock split in the form of a 50 percent stock dividend. The stock split will be effective for shareholders of record on May 15, 2011, with distribution on June 1, 2011. The Board also declared a $0.24 per share cash dividend for the second quarter, which will be paid to shareholders of record on June 15, 2011, with payment set for July 1, 2011.
“We are pleased to announce this stock split and an increase in the cash dividend,” said F. Scott Dueser, Chairman, President and CEO. “When adjusted for the stock split, the new cash dividend represents a 5.9 percent increase for our shareholders.”
Shareholders reelected 10 existing members of the Board of Directors: Steven L. Beal, Retired President and Chief Operation Officer of Concho Resources Inc., Brownwood; Tucker S. Bridwell, President of Mansfeldt Investment Corporation, Abilene; Joseph E. Canon, Executive Director of the Dodge Jones Foundation, Abilene; David Copeland, President, SIPCO, Inc., and Shelton Family Foundation, Abilene; F. Scott Dueser, Chairman, President & CEO, First Financial Bankshares, Inc., Abilene; Murray Edwards, Principal, The Edwards Group, Clyde; Ron Giddiens, investment and business consulting, San Angelo; Kade Matthews, ranching and investments, Amarillo; Dian Graves Stai, Chair, Diane Graves Owen Foundation, Fredericksburg; and Johnny E. Trotter, President and CEO, Livestock Investors, Ltd., Hereford.
Shareholders recognized Derrell E. Johnson, former President and CEO, Rady and Associates, Southlake, who retired from the board of directors after 11 years of service.
In other business, shareholders approved advisory votes on two proposals involving compensation of named executive officers, pursuant to new rules adopted by the Securities and Exchange Commission under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The first proposal, commonly referred to as a “say-on-pay” proposal, allowed shareholders to express their support for the Board of Directors’ compensation for named executive officers and the executive compensation philosophy, policies and programs. In the second proposal, shareholders approved the frequency of the “say-on-pay” advisory vote on executive compensation on an annual basis instead of every two or three years.

Shareholders also ratified the Board’s selection of Ernst & Young LLP as the Company’s independent auditors.
Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates 11 separately chartered banks with 52 locations in Texas. The bank subsidiaries are First Financial Bank, N.A., Abilene, Albany, Clyde, Moran and Odessa; First Financial Bank, N.A., Eastland, Ranger and Rising Star; First Financial Bank, N.A., Cleburne, Burleson, Alvarado, Midlothian and Crowley; First Financial Bank, Hereford; First Financial Bank, Huntsville; First Financial Bank, N.A., Mineral Wells; First Financial Bank, N.A., San Angelo; First Financial Bank, N.A., Southlake, Bridgeport, Boyd, Decatur, Keller and Trophy Club; First Financial Bank, N.A., Stephenville, Granbury, Glen Rose and Acton; First Financial Bank, N.A., Sweetwater, Roby, Trent and Merkel; and First Financial Bank, N.A., Weatherford, Willow Park, Aledo, Brock and Fort Worth. The Company also operates First Financial Trust & Asset Management Company, N.A., with six locations and First Technology Services, Inc., a technology operating company.
The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.
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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.